AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 27, 2019
File No. 811-21638

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 38

JPMORGAN INSTITUTIONAL TRUST
(Exact Name of Registrant as Specified in Charter)

270 Park Avenue
New York, New York 10017
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code 800-343-1113

Gregory S. Samuels, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004
(Name and Address of Agent for Service)

Copies to:
Zach Vonnegut-Gabovitch, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004

EXPLANATORY NOTE
This Amendment is filed by JPMorgan Institutional Trust (the “Registrant”). This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

Part A & B
This filing supplements the Confidential Offering Memorandum dated June 28, 2018, as supplemented September 21, 2018 and further supplemented October 5, 2018, filed as Amendment No. 35, Amendment No. 36 and Amendment No. 37, respectively; and Confidential Offering Memorandum Supplement dated June 28, 2018, as supplemented October 5, 2018, filed as Amendment No. 35 and Amendment No. 37, respectively to the Registrant’s Registration Statement on Form N-1A (SEC File No. 811-21638).

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Core Bond Trust

Supplement dated March 27, 2018

to the Prospectus and Statement of Additional Information

dated June 28, 2018, as supplemented

Portfolio Manager Addition. Effective immediately, Justin Rucker will be added to the portfolio management team for the JPMorgan Core Bond Trust (the “Fund”).

Effective immediately, the portfolio manager information in the “Risk/Return Summary — Management” section of the Prospectus is hereby deleted in its entirety and replaced with the following:

Management

J.P. Morgan Investment Management Inc.

Portfolio Manager	Managed the Fund Since	Primary Title with Investment Adviser
Barbara Miller	2015	Managing Director
Richard D. Figuly	2015	Managing Director
Justin Rucker	2019	Executive Director

In addition, the “The Funds’ Management and Administration — The Fund Managers — Bond Funds” section of the Prospectus is hereby deleted in its entirety. Additionally, the “The Funds’ Management and Administration — The Fund Managers — JPMorgan Core Bond Trust” section of the Prospectus is hereby deleted in its entirety and replaced by the following:

JPMorgan Core Bond Trust. The lead portfolio managers who are primarily responsible for the day-to-day management of the Fund are listed below. As part of that responsibility, the portfolio managers establish and monitor the overall duration, yield curve, and sector allocation strategies for the Fund. The portfolio managers are assisted by research teams who provide individual security and sector recommendations regarding their area of focus, while the portfolio managers select and allocate individual securities in a manner designed to meet the investment objective of the Fund.

Barbara Miller, Managing Director, is the lead portfolio manager responsible for the day-to-day management of the Fund. An employee of JPMIM or predecessor firms since 1994 and portfolio manager for the Fund since September 2015, Ms. Miller is currently the head of the U.S. Value Driven Platform within JPMIM’s Global Fixed Income, Currency & Commodities Group (GFICC). She also has served as the manager and a senior portfolio manager for the Fixed Income Mid Institutional Taxable Group since 2007 which provides individually managed fixed income investments for fully discretionary, institutional accounts and personal investment management accounts. Richard D. Figuly, Managing Director, became part of the team responsible for management of the Fund in September 2015. An employee of JPMIM or predecessor firms since 1993, Mr. Figuly is a member of the GFICC group and a portfolio manager for the U.S. Value Driven team and is responsible for managing certain J.P. Morgan Funds and institutional taxable bond portfolios. An employee of JPMIM since 2006 and a portfolio manager of the Fund since 2019, Justin Rucker, Executive Director, is a member of the GFICC group and a portfolio manager for the U.S. Value Driven team responsible for managing Long Duration and Core Bond institutional taxable bond portfolios.

SUP-CBT-PM-319

Effective immediately, “The Adviser — Other Accounts Managed by the Funds’ Portfolio Managers” section of the statement of additional information (“SAI”) with respect to the Fund is hereby deleted in its entirety and replaced with the following:

Other Accounts Managed by the Funds’ Portfolio Managers*

The following table shows information regarding all of the other accounts for which advisory fees are not based on the performance of the accounts that are managed by each portfolio manager as of February 28, 2018:

	Non-Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Core Bond Trust
Barbara Miller	9	$40,937,166	2	$11,551,810	10	$533,159
Richard D. Figuly	13	47,298,057	14	5,036,086	15	4,657,835
Justin Rucker**	2	1,285,927	4	799,702	28	9,252,621

The following table shows information on the other accounts managed by each portfolio manager that have advisory fees wholly or partly based on performance as of February 28, 2018:

	Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Core Bond Trust
Barbara Miller	0	$0	0	$0	0	$0
Richard D. Figuly	0	0	0	0	1	1,060,005
Justin Rucker**	0	0	0	0	0	0

*	The total value and number of accounts managed by a portfolio manager may include sub-accounts of asset allocation, multi-managed and other accounts.
**	As of February 28, 2019.

In addition, effective immediately, the “The Adviser — Ownership of Securities” section of the SAI with respect to the Fund is hereby deleted in its entirety and replaced with the following:

Ownership of Securities

The following table indicates for the Fund the dollar range of shares beneficially owned by each portfolio manager, as of February 28, 2018:

Aggregate Dollar Range of Securities in the Fund
	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	Over $1,000,000
Core Bond Trust
Barbara Miller	X
Richard D. Figuly	X
Justin Rucker*	X

*	As of February 28, 2019.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

FOR FUTURE REFERENCE

JPMORGAN INSTITUTIONAL TRUST

JPMorgan Intermediate Bond Trust

Supplement dated March 27, 2018

to the Prospectus and Statement of Additional Information

dated June 28, 2018, as supplemented

Portfolio Manager Addition. Effective immediately, Daniel Ateru will be added to the portfolio management team for the JPMorgan Intermediate Bond Trust (the “Fund”).

Effective immediately, the portfolio manager information in the “Risk/Return Summary — Management” section of the Prospectus is hereby deleted in its entirety and replaced with the following:

Management

J.P. Morgan Investment Management Inc.

Portfolio Manager	Managed the Fund Since	Primary Title with Investment Adviser
Scott E. Grimshaw	2005	Executive Director
Daniel Ateru	2019	Executive Director

In addition, the “The Funds’ Management and Administration — The Fund Managers — Bond Funds” section of the Prospectus is hereby deleted in its entirety. Additionally, the “The Funds’ Management and Administration — The Fund Managers — JPMorgan Intermediate Bond Trust” section of the Prospectus is hereby deleted in its entirety and replaced by the following:

JPMorgan Intermediate Bond Trust. The lead portfolio managers who are primarily responsible for the day-to-day management of the Fund are listed below. As part of that responsibility, the portfolio managers establish and monitor the overall duration, yield curve, and sector allocation strategies for the Fund. The portfolio managers are assisted by research teams who provide individual security and sector recommendations regarding their area of focus, while the portfolio managers select and allocate individual securities in a manner designed to meet the investment objective of the Fund.

Scott E. Grimshaw, Executive Director and CFA charterholder, and Daniel Ateru, Executive Director and CFA charterholder, are the portfolio managers for the Fund. Mr. Grimshaw is a member of the Global Fixed Income Currency & Commodities Group (GFICC). An employee of JPMIM or predecessor firms since 1988 and portfolio manager of the Fund since June 2005, Mr. Grimshaw is a portfolio manager for the U.S. Value Driven team and is responsible for managing institutional taxable bond portfolios. An employee of JPMIM since 2012 and a portfolio manager of the Fund since 2019, Daniel Ateru, Executive Director, is a member of the GFICC group and a portfolio manager for the U.S. Value Driven team responsible for managing institutional taxable bond portfolios.

Effective immediately, “The Adviser — Other Accounts Managed by the Funds’ Portfolio Managers” section of the statement of additional information (“SAI”) with respect to the Fund is hereby deleted in its entirety and replaced with the following:

Other Accounts Managed by the Funds’ Portfolio Managers*

The following table shows information regarding all of the other accounts for which advisory fees are not based on the performance of the accounts that are managed by each portfolio manager as of February 28, 2018:

	Non-Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Intermediate Bond Trust
Scott E. Grimshaw	2	$1,713,215	2	$992,124	19	$2,778,331
Daniel Ateru**	2	918,510	0	0	12	2,051,214

SUP-IBT-PM-319

The following table shows information on the other accounts managed by each portfolio manager that have advisory fees wholly or partly based on performance as of February 28, 2018:

	Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)	Number of Accounts	Total Assets ($ thousands)
Intermediate Bond Trust
Scott E. Grimshaw	0	$0	0	$0	0	$0
Daniel Ateru**	0	0	0	0	0	0

*	The total value and number of accounts managed by a portfolio manager may include sub-accounts of asset allocation, multi-managed and other accounts.
**	As of February 28, 2019.

In addition, effective immediately, the “The Adviser — Ownership of Securities” section of the SAI with respect to the Fund is hereby deleted in its entirety and replaced with the following:

Ownership of Securities

The following table indicates for the Fund the dollar range of shares beneficially owned by each portfolio manager, as of February 28, 2018:

Aggregate Dollar Range of Securities in the Fund
	None	$1- $10,000	$10,001- $50,000	$50,001- $100,000	$100,001- $500,000	$500,001- $1,000,000	Over $1,000,000
Intermediate Bond Trust
Scott E. Grimshaw	X
Daniel Ateru*	X

*	As of February 28, 2019.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

FOR FUTURE REFERENCE

PART C: OTHER INFORMATION
Item 23.	Exhibits

Exhibits filed pursuant to Form N-1A:
(a)(1)	Certificate of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.
(a)(2)	Declaration of Trust, dated September 14, 2004 (amended May 14, 2014). Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(a)(3)	Schedule A to the Declaration of Trust. Incorporated herein by reference to Amendment No. 12 to Registrant’s Registration Statement filed on June 26, 2009.
(b)(1)	By-Laws of JPMorgan Institutional Trust, as Amended and Restated August 20, 2014. Incorporated herein by reference to Amendment No. 23 to the Registrant’s Registration Statement filed on September 15, 2014.
(c)	None.
(d)(1)	Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.
(d)(2)	Form of Schedule A to the Investment Advisory Agreement (amended as of May 18, 2016). Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(e)	Not applicable.
(f)	Deferred Compensation Plan for Eligible Trustees of the Trust. Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(g)(1)(a)	Amended and Restated Global Custody and Fund Accounting Agreement dated September 1, 2010 between JPMorgan Chase Bank, N.A. and the entities named on Schedule A. Incorporated herein by reference to Amendment No. 17 to the Registrant’s Registration Statement filed on January 12, 2011.
(g)(1)(b)	Form of Amended Schedule A to the Amended and Restated Global Custody & Fund Accounting Agreement (amended as of February 13, 2019). Filed herewith.
(g)(1)(c)	Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated December 1, 2013. Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(g)(1)(d)	Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated September 1, 2014. Incorporated herein by reference to Amendment No. 24 to the Registrant’s Registration Statement filed on December 29, 2014.
(g)(1)(e)	Joinder and Amendment, dated December 1, 2015, including Schedule A, to Amended and Restated Global Custody and Fund Accounting Agreement dated September 1, 2004. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(h)(1)	Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”), effective September 1, 2014. Incorporated herein by reference to Amendment No. 24 to the Registrant’s Registration Statement filed on December 29, 2014.
(h)(1)(a)	Form of Amended Appendix A, dated as of February 13, 2019, to the Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”) dated September 1, 2014. Filed herewith.
(h)(1)(b)	Form of Amendment to Amended and Restated Transfer Agency Agreement between the Trust and BFDS, dated November 11, 2015. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(h)(2)(a)	Form of Administration Agreement between the Registrant and JPMorgan Funds Management, Inc. (formerly known as One Group Administrative Services, Inc.) is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.
(h)(2)(b)	Schedule A to the Administration Agreement (amended as of June 26, 2009). Incorporated herein by reference to Amendment No. 13 to Registrant’s Registration Statement filed on October 2, 2009.
(h)(2)(c)	Amendment dated April 1, 2016, to Administration Agreement. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(h)(3)	Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h)(4)	Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated May 25, 2005, is incorporated by reference to Amendment No. 8 to Registrant’s Registration Statement filed on June 26, 2006.
(h)(5)	Global Securities Lending Agency Agreement dated as of October 4, 2018, between Citibank, N.A. and Registrant. Filed herewith.
(h)(5)(a)	Amendment to the Global Securities Lending Agency Agreement, dated as of December 11, 2018. Filed herewith.
(h)(6)	Form of Fee Waiver Agreement, dated June 28, 2018. Incorporated herein by reference to Amendment 35 to the Registrant’s Registration Statement filed on June 28, 2018.
(h)(6)(a)	Form of Amendment to Fee Waiver Agreement, dated October 5, 2018. Incorporated herein by reference to Amendment 37 to the Registrant’s Registration Statement filed on October 5, 2018.
(h)(7)	Amended and Restated Securities Lending Agency Agreement, effective March 1, 2011, between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment No. 18 to the Registrant’s Registration Statement filed on June 28, 2011.
(h)(7)(a)	Schedule 2, revised February 1, 2012, to the Amended and Restated Securities Lending Agency Agreement between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment No. 20 to the Registrant’s Registration Statement filed on January 23, 2013.
(h)(7)(b)	Schedule A to the Amended and Restated Securities Lending Agency Agreement between the Registrant and The Goldman Sachs Bank USA. Incorporated herein by reference to Amendment No. 20 to the Registrant’s Registration Statement filed on January 23, 2013.
(h)(8)	Amended and Restated Third Party Securities Lending Agreement, effective March 1, 2011, between the Registrant, The Goldman Sachs Bank USA, and JPMorgan Chase Bank, N.A. Incorporated herein by reference to Amendment No. 18 to the Registrant’s Registration Statement filed on June 28, 2011.
(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)	Not applicable.
(n)	Not applicable.
(o)	Reserved.
(p)	Codes of Ethics.
(1)	Code of Ethics of Trust. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(2)	Code of Ethics of JPMAM, including JPMIM, (Effective February 1, 2005, Revised March 31, 2016). Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(99)(a)	Powers of Attorney for the Trustees. Filed herewith.
(99)(b)	Power of Attorney for Brian S. Shlissel. Filed herewith.
(99)(c)	Power of Attorney for Timothy J. Clemens. Filed herewith.
(99)(d)	Power of Attorney for Stephen P Fisher. Filed herewith.
Item 24.	Persons Controlled by or Under Common Control with the Registrant
The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.
Item 25.	Indemnification
Article VII, Section 3 of the Trust’s Declaration of Trust provides that, subject to the exceptions and limitations contained in the Trust’s By-Laws: (a) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him in the settlement thereof; and (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.

Article VII, Section 2 of the Trust’s By-Laws provides that subject to the exceptions and limitations contained in Article VII, Section 4 of the By-Laws the Trust shall indemnify its Covered Persons to the fullest extent consistent with state law and the Investment Company Act of 1940, as amended (“1940 Act”). Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of Article VII of the By-Laws, the Trust may, to the fullest extent consistent with law, indemnify each person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by Article VII of the By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust.
Article VII, Section 4 of the Trust’s By-Laws provides that: (a) the Trust shall not indemnify a Covered Person or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust; and (b) the Trust shall not indemnify a Covered Person or agent unless the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or, with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such a Covered Person or agent has been charged and a determination that such Trustee, officer or agent did not engage in disabling conduct by at least a majority of those Trustees who are neither interested persons of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry).
Item 26.	Business and Other Connections of the Investment Adviser
See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference.
Item 27.	Principal Underwriter
Not applicable.
Item 28.	Location of Accounts and Records
All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of: JPMorgan Funds Management, Inc. (named One Group Administrative Services, Inc. through February 15, 2005), the Registrant’s administrator, at 1111 Polaris Parkway, Columbus, Ohio 43240 and 270 Park Avenue, New York, New York 10017; JPMorgan Chase Bank, the Registrant’s custodian at 270 Park Avenue, New York, NY 10017; J.P. Morgan Investment Management Inc., the Registrant’s investment adviser, at 270 Park Avenue, New York, NY 10017; Boston Financial Data Services, Inc., the Registrant’s transfer agent, at 2000 Crown Colony, Quincy, MA 02169.
Item 29.	Management Services
None.
Item 30.	Undertakings
Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, the Registrant, JPMorgan Institutional Trust, has duly caused this Post-Effective Amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 27th day of March, 2019.
JPMorgan Institutional Trust
By:	Brian S. Shlissel*
Name: Brian S. Shlissel
Title: President and Principal Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 27, 2019.
John F. Finn*
John F. Finn
Trustee

Stephen P. Fisher*
Stephen P. Fisher
Trustee

Kathleen M. Gallagher*
Kathleen M. Gallagher
Trustee

Dr. Matthew Goldstein*
Dr. Matthew Goldstein
Trustee

Dennis P. Harrington*
Dennis P. Harrington
Trustee

Frankie D. Hughes*
Frankie D. Hughes
Trustee

Raymond Kanner*
Raymond Kanner
Trustee

Timothy J. Clemens*
Timothy J. Clemens
Treasurer and Principal Financial Officer

*By	/s/ Zach Vonnegut-Gabovitch
Zach Vonnegut-Gabovitch
Attorney-In-Fact
Peter C. Marshall*
Peter C. Marshall
Trustee

Mary E. Martinez*
Mary E. Martinez
Trustee

Marilyn McCoy*
Marilyn McCoy
Trustee

Mitchell M. Merin*
Mitchell M. Merin
Trustee

Robert A. Oden, Jr.*
Robert A. Oden, Jr.
Trustee

Marian U. Pardo*
Marian U. Pardo
Trustee

Brian S. Shlissel*
Brian S. Shlissel
President and Principal Executive Officer

Exhibit Index
(g)(1)(b)	Form of Amended Schedule A to the Amended and Restated Global Custody & Fund Accounting Agreement (amended as of February 13, 2019).
(h)(1)(a)	Form of Amended Appendix A, dated as of February 13, 2019, to the Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc. (“BFDS”) dated September 1, 2014.
(h)(5)	Global Securities Lending Agency Agreement dated as of October 4, 2018, between Citibank, N.A. and Registrant.
(h)(5)(a)	Amendment to the Global Securities Lending Agency Agreement, dated as of December 11, 2018.
(99)(a)	Powers of Attorney for the Trustees.
(99)(b)	Power of Attorney for Brian S. Shlissel.
(99)(c)	Power of Attorney for Timothy J. Clemens.
(99)(d)	Power of Attorney for Stephen P Fisher.